Corporate Communications                         Exhibit 99.1
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CNH Industrial to announce 2021 Fourth Quarter and Full Year financial results on February 8, 2022

London, January 31, 2022

CNH Industrial (NYSE: CNHI / MI: CNHI) announced today that its financial results for the Fourth Quarter and Full Year of 2021 will be released on Tuesday, February 8, 2022.

The Company will publish its 2021 Full Year and Fourth Quarter financial results as the pre-demerger CNH Industrial as well as a pro forma of the combined Full Year 2021 financial results for CNH Industrial, which excludes Iveco Group activities.

A live audio webcast of the financial results conference call will begin at 3:30 p.m. CET/ 2:30 p.m. GMT / 9:30 a.m. EST on Tuesday, February 8, 2022.

Details for accessing the webcast presentation are available at the following address: bit.ly/CNH_Industrial_Q4FY_2021.

For those unable to participate in the live session, a replay will remain archived in the Investors section of the corporate website (www.cnhindustrial.com) for two weeks following the conference call.

CNH Industrial (NYSE: CNHI / MI: CNHI) is a world-class equipment and services company that sustainably advances the noble work of agriculture and construction workers. The Company provides the strategic direction, R&D capabilities, and investments that enable the success of its five core Brands: Case IH, New Holland Agriculture and STEYR, supplying 360° agriculture applications from machines to implements and the digital technologies that enhance them; and CASE and New Holland Construction Equipment delivering a full lineup of construction products that make the industry more productive. Across a history spanning over two centuries, CNH Industrial has always been a pioneer in its sectors and continues to passionately innovate and drive customer efficiency and success. As a truly global company, CNH Industrial’s 35,000+ employees form part of a diverse and inclusive workplace, focused on empowering customers to grow, and build, a better world.

For more information and the latest financial and sustainability reports visit: cnhindustrial.com

For news from CNH Industrial and its Brands visit: media.cnhindustrial.com

CNH Industrial N.V. Corporate Office: 25 St James’s Street London, SW1A 1HA

Corporate Communications                         Exhibit 99.1
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Contacts:

Corporate Communications
Email: mediarelations@cnhind.com

Investor Relations
Email: investor.relations@cnhind.com